Exhibit 21.1

                              List of Subsidiaries

                      Subsidiary                       Jurisdiction of Formation
                      ----------                       -------------------------

Artson System Pty Limited                                     Australia
Austar Entertainment Pty Limited                              Australia
Austar Satellite Pty Limited                                  Australia
Austar Satellite Ventures Pty Limited                         Australia
Austar Services Pty Limited                                   Australia
Austar United Broadband Pty Limited                           Australia
Austar United Communications Limited                          Australia
Austar United Holdco1 Pty Limited                             Australia
Austar United Licenceco Pty Limited                           Australia
Austar United Mobility Pty Limited                            Australia
Austar United Networks Pty Limited (formerly Eisa Tel
  Pty Limited)                                                Australia
Century Programming Ventures Corporation                      Nevada
Century United Programming Ventures Pty Limited               Australia
Chippawa Pty Limited                                          Australia
Continental Century Pay TV Pty Limited                        Australia
CTV Pty Limited                                               Australia
Dovevale Pty Limited                                          Australia
Eisa Finance Pty Limited                                      Australia
Ilona Investments Pty Limited                                 Australia
Jacolyn Pty Limited                                           Australia
Kidilla Pty Limited                                           Australia
Kiwi Cable Company Limited                                    New Zealand
Main Event Television Pty Limited                             Australia
Massive Interactive Pty Limited                               Australia
Massive Media Pty Limited                                     Australia
Massive Technologies Pty Limited                              Australia
Minorite Pty Limited                                          Australia
Netlink Pty Limited                                           Australia
Nickelodeon Australia Management Pty Limited                  Australia
Paradise.net Limited                                          Australia
Saturn (NZ) Holding Company Pty Limited                       New Zealand
Saturn Communications Limited                                 New Zealand
Societe Francaise des Communications et du Cable S.A.         France
STV Pty Limited                                               Australia
Telefenua S.A.                                                French Polynesia
Telstra Saturn Limited                                        New Zealand
The Weather Channel Australia Pty Limited                     Australia
TVSN Interactive Pty Limited                                  Australia
TVSN Limited                                                  Australia
UAP Australia Programming Pty Limited                         Australia
UIH SFCC Holdings, L.P.                                       Colorado
UIH SFCC II, Inc.                                             Colorado
UIH SFCC, L.P.                                                Colorado
United AML, Inc.                                              Colorado
United Austar Transponder, Inc.                               Colorado
United Austar, Inc.                                           Colorado
United Australia Holdings, Inc.                               Colorado
United Australia/Pacific Finance, Inc.                        Colorado
United Wireless Pty Limited                                   Australia
Willongong/Microwave Pty Limited                              Australia
Windytide Pty Limited                                         Australia
XYZ Entertainment Pty Limited                                 Australia